EXHIBIT 99.2

SPECIAL MEETING OF STOCKHOLDERS

AUTHORIZE.NET HOLDINGS, INC.

•, 2007

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

¯    Please detach along perforated line and mail in the envelope provided.    ¯

The Board of Directors recommends that you vote FOR Proposal 1 and FOR Proposal 2.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☑

Vote on Proposals	For	Against	Abstain

1. Adopt and approve the Agreement and Plan of Reorganization, dated June 17, 2007, by and among Authorize.Net Holdings, Inc., CyberSource Corporation, Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC.	☐	☐	☐

2. Grant discretionary authority to Authorize.Net management to vote your shares to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve and adopt the merger.	☐	☐	☐

3. Transact any other business that is properly presented at the Special Meeting.

If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified with respect to the matters to be acted upon, the shares will be voted upon the matters in accordance with the specifications made.

IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space to the right. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AUTHORIZE.NET HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders—•, 2007

The undersigned stockholder of Authorize.Net Holdings, Inc. (the “Company”) hereby appoints John D. Patterson, Jr., Timothy C. O’Brien and Eugene J. DiDonato and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held on •, 2007, and at any and all adjournments thereof (the “Special Meeting”), with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the matters set forth on the reverse side and in their discretion upon all other matters that may properly come before the Special Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting and hereby revokes all proxies, if any, heretofore given by the undersigned to others for said Special Meeting.

(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)